Exhibit 31.4
CERTIFICATION
I, Amy B. Schwetz, certify that:

1.	I have reviewed this amendment no. 1 to the annual report on Form 10-K of Peabody Energy Corporation (“the registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 10, 2017

/s/ Amy B. Schwetz
Amy B. Schwetz
Executive Vice President and Chief Financial Officer